Exhibit 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:
Mayura Hooper	Jeff Edwards
Charles Schwab	Charles Schwab
Phone: 415-667-1525	Phone: 817-854-6177

CHARLES SCHWAB COMPLETES ACQUISITION OF FORGE GLOBAL

Acquisition will bring Forge’s leading private markets capabilities to more investors

WESTLAKE, Texas, March 2, 2026 – The Charles Schwab Corporation (Schwab) today announced that it has completed its acquisition of Forge Global Holdings, Inc. (Forge). Forge provides eligible investors with direct and indirect access to shares of pre-IPO companies through direct private share purchases, single company funds, and multicompany funds. The transaction brings together leaders in public markets and private marketplace transactions, and the combination positions Schwab to offer a best-in-class experience across both markets for individual investors and Registered Investment Advisors (RIAs).

“We believe helping more people participate directly in the growth of private companies is a meaningful opportunity for wealth creation and diversification, attractive to individual investors and the advisors who serve them,” said Rick Wurster, president and chief executive officer of Charles Schwab. “This acquisition helps us round out our alternative investments offer while bringing expanded access, better value, and increased transparency to the private markets, just as Schwab historically brought to the public market.”

Integration work is underway, and Forge will continue to operate its business and maintain the strong relationships it has established with issuers. Schwab will introduce Forge’s products and capabilities to more individual investors and RIAs over time, and Wurster added, “We are honored to welcome Forge’s clients and talented team to Schwab and look forward to sharing more details on the integration and combined offer in the months ahead.”

As announced in November, under the terms of the agreement, Forge’s shareholders received $45 cash per outstanding common share. The transaction was unanimously approved by the Boards of Directors of Schwab and Forge.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 38.0 million active brokerage accounts, 5.6 million workplace plan participant accounts, 2.2 million banking accounts, and $11.59 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and its affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor ServicesTM. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements relating to the acquisition and integration of Forge and its private markets capabilities. These forward-looking statements reflect management’s expectations and objectives as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially. Important factors that may cause such differences are described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (https://www.sec.gov). The company makes no commitment to update any forward-looking statements.

Only investors who qualify as accredited investors, qualified clients, or qualified purchasers are eligible to invest in private company securities. Investing involves risks, including loss of principal.

Private markets (e.g., private company securities) are highly illiquid and there is no guarantee that a market will develop for such securities. Each investment carries its own risks, and you should conduct your own due diligence regarding the investment, including obtaining independent professional advice.